UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 12, 2019

EMMIS COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its

charter)

INDIANA

(State of incorporation or organization)

0-23264

(Commission file number)

35‑1542018

(I.R.S. Employer

Identification No.)

ONE EMMIS PLAZA

40 MONUMENT CIRCLE

SUITE 700

INDIANAPOLIS, INDIANA 46204

(Address of principal executive offices)

(317) 266-0100

(Registrant’s Telephone Number,

Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Termination of a Material Definitive Agreement.

In connection with the execution of the Credit Agreement, Mortgage, and Term Loan described in Item 2.03 below, the Company’s Amended and Restated Credit Agreement, dated as of April 18, 2017, among the Company, Emmis Operating Company, the credit parties thereto, the lenders party thereto, the Bank of New York Mellon, as administrative agent, and Fifth Third Bank, as syndication agent, (the “Existing Credit Agreement”), was terminated effective April 12, 2019, and all amounts outstanding under that agreement were paid in full.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 12, 2019, Emmis Communications Corporation (“the Company”) and certain of its subsidiaries entered into three loan agreements, consisting of:

1.

$12 million revolving credit agreement by and among Wells Fargo Bank, National Association, as lender, the Company, Emmis Operating Company, a wholly owned subsidiary of the Company, and certain other subsidiaries as borrowers (the “Credit Agreement”)

2.	$23 million mortgage by and between Emmis Operating Company and Emmis Indiana Broadcasting, L.P., as borrowers, and Star Financial Bank, as lender (the “Mortgage”)
3.	$4 million term loan, by and between Emmis Operating Company, as borrower, and Barrett Investment Partners, LLC, as lender (the “Term Loan”)

The Credit Agreement expires April 12, 2024, provided the Term Loan is repaid, replaced, or extended by October 12, 2021. Amounts borrowed under the Credit Agreement bear interest at daily three-month LIBOR plus 2.50%. A commitment fee of 0.50% per annum is charged for unused amounts under the Credit Agreement. Pursuant to a Guaranty and Security Agreement, dated as of April 12, 2019, by and among Wells Fargo Bank, National Association, as lender, the Company, Emmis Operating Company, and certain other subsidiaries as borrowers (the “GSA”), the obligations under the Credit Agreement are secured by a perfected first priority security interest in certain of the Company’s accounts receivable and fixed assets, as well as security interests in certain other assets of the Company. Borrowing under the Credit Agreement depends upon continued compliance with certain operating covenants and financial covenants, including maintaining a fixed charge coverage ratio, as specifically defined in the Credit Agreement, of at least 1.10:1.00. No amounts may be borrowed under the Credit Agreement unless and until (i) remaining income tax obligations, currently estimated to be approximately $7 million, are paid in full, or (ii) the borrowing is used to pay such income tax obligations. The operating and other restrictions with which the Company must comply include, among others, restrictions on additional indebtedness, incurrence of liens, engaging in businesses other than our primary business, paying certain dividends, redeeming or repurchasing capital stock, acquisitions and asset sales. No default or event of default has occurred or is continuing.

The Mortgage expires April 12, 2029, and is secured by a perfected first priority security interest in the Company’s headquarters building in Indianapolis, Indiana, and approximately 70 acres of land owned by the Company in Whitestown, Indiana, which currently is used as a tower site for one of the Company’s radio stations. The Mortgage bears interest at 5.48% per annum and requires monthly principal and interest payments using a 25 year amortization period, with a balloon payment due at expiration. The Mortgage requires continued compliance with certain operating covenants and financial covenants, including maintaining a fixed charge coverage ratio, as specifically defined, of at least 1.10:1.00, and requires certain proceeds from asset sales to be used to repay the Mortgage indebtedness.

The Term Loan expires April 12, 2022, and is secured by a pledge of the Company’s controlling ownership interest in a partnership that owns and operates 6 radio stations in Austin, Texas. The Term Loan bears interest at 10% per annum the first year, with the rate increasing to 12% in the second year and to 14% in the third year. The Term Loan requires monthly principal and interest payments and is prepayable at par at any time, provided that interest of at least $125,000 must be paid to the lender.

The foregoing summaries are qualified in their entirety by reference to the Credit Agreement, GSA, Mortgage, and Term Loan, which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(c)     Exhibits.

Exhibit No.	Description
10.1

Credit Agreement, dated as of April 12, 2019, by and among Emmis Communications Corporation, Emmis Operating Company, certain other subsidiaries of the Company, and Wells Fargo Bank, National Association

10.2

Guaranty and Security Agreement, dated as of April 12, 2019, by and among Emmis Communications Corporation, Emmis Operating Company, certain other subsidiaries of the Company, and Wells Fargo Bank, National Association

10.3	Loan Agreement, dated as of April 12, 2019, by and among Emmis Operating Company, Emmis Indiana Broadcasting, L.P., and Star Financial Bank
10.4	Term Loan Note and Agreement, dated as of April 12, 2019, by and among Emmis Operating Company and Barrett Investment Partners, LLC

Note to this Form 8-K: Certain statements included in this report which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:

• general economic and business conditions;

• fluctuations in the demand for advertising and demand for different types of advertising media;

• our ability to obtain additional capital or to service our outstanding debt;

• competition from new or different media and technologies;

• increased competition in our markets and the broadcasting industry, including our competitors changing the format of a station they operate to more directly compete with a station we operate in the same market;

• our ability to attract and secure programming, on-air talent, writers and photographers;

• inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;

• increases in the costs of programming, including on-air talent;

• inability to grow through suitable acquisitions or to consummate dispositions;

• new or changing technologies, including those that provide additional competition for our businesses;

• new or changing regulations of the Federal Communications Commission or other governmental agencies;

• war, terrorist acts or political instability; and

• other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: April 15, 2019
	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President,
General Counsel and Secretary